UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/03/2009

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Oyster Point, Suite 502
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On July 3, 2009, Anesiva, Inc. ("Anesiva"), Wanbang Biopharmaceutical Co., Ltd. ("Wanbang"), Yat Ming Lau ("Lau") and Wanbang Anesiva (Jiangsu) Biotech Co., Ltd. (the "CJV") entered into a termination agreement (the "Termination Agreement") for the termination, liquidation and dissolution of the CJV and the termination of the cooperative joint venture contract, dated October 11, 2007 (the "CJV Contract") and any other agreements among Anesiva, Wanbang and Lau and between Anesiva and the CJV. The Termination Agreement was entered into in connection with Anesiva's discontinuance of its Zingo manufacturing and commercial operations.

Under the Termination Agreement, Wanbang released Anesiva from any and all claims and obligations under the CJV and the remaining assets of the CJV will be distributed to Wanbang and Lau. The parties also terminated all rights, obligations, responsibilities and liabilities of the parties under the CJV Contract, the Quality Agreement between Anesiva and the CJV, dated July 16, 2008 and the Technology License Agreement between Anesiva and the CJV, dated August 6, 2008.

The foregoing is a summary of the Termination Agreement. It is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to Anesiva's quarterly report on Form 10-Q for the quarter ended June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: July 09, 2009	By:	/s/ John H. Tran
John H. Tran
Vice President, Finance and Chief Accounting Officer